UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 27, 2012, the Internet Corporation for Assigned Names and Numbers (“ICANN”), in accordance with its internal procedures for public notice and comment, posted renewal terms for the ..com Registry Agreement which have been negotiated between VeriSign, Inc. (the “Company”) and ICANN. The renewal terms are posted on ICANN’s website. While the renewal terms contain new provisions regarding indemnification and audit rights, these terms have been included to align the .com Registry Agreement with the terms of the other five largest gTLD registry agreements (including the .net agreement) and the other renewal terms are substantially the same as the terms contained in the existing .com Registry Agreement between the Company and ICANN. The .com Registry Agreement is expected to be renewed on or before November 30, 2012. There can be no assurance that the terms of the .com Registry Agreement will be approved substantially in the form as posted or at all, or that the renewal will occur on or before November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 28, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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